Exhibit 8.1

REEDER & SIMPSON P.C.

Attorneys-at-Law

RRE Commercial Center Suite 205, P.O. Box 601 Majuro, MH 96960, Marshall Islands Telephone: +692 625 3602 Fax: +692 625 3603 E-mail: dreeder@ntamar.net	Raymond E. Simpson 53-55 Akti Miaouli, 6th floor 185 36 Piraeus, Greece Telephone: +30 210 429 3323 Fax: +30 210 429 3309 E-mail: simpson@otenet.gr Mobile phone: +30 6945 465 173 March 2, 2017

Navios Maritime Partners L.P.

85 Akti Miaoui

185 38 Piraeus, Greece

Re:	Navios Maritime Partners L.P. Amendment No. 1 to Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as special Marshall Islands counsel to Navios Maritime Partners L.P., a Marshall Islands limited partnership (the “Partnership”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of Amendment No. 1 to the Registration Statement on Form F-3 (the “Registration Statement”), originally filed with the Commission on January 12, 2017, pursuant to which the Partnership is registering under the Securities Act of 1933, as amended (the “Securities Act”), an aggregate amount of $500,000,000 of the Partnership’s securities referenced therein (the “Securities.”)

In connection with this opinion, we have examined such documents as may be required to issue this opinion including the Partnership’s operational documentation and certain resolutions adopted by the Partnership’s Board of Directors (the “Board of Directors”) relating to the registration of the Securities and such other documents or records of the proceedings of the Partnership as we have deemed relevant, and the Registration Statement and the exhibits thereto.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, we hereby confirm that the statements of legal conclusions relating to matters of Marshall Islands taxation law as set forth in the Registration Statement under the heading “Marshall Islands Tax Consequences” constitute the opinions of Reeder & Simpson P.C. with respect to the matters set forth therein as of the effective date of the Registration Statement.

Our opinion is limited to the Limited Partnership laws of the Republic of the Marshall Islands, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed on any matters other than those specifically referred to above by reference to the Registration Statement.

We have relied as to certain matters on information obtained from public officials, officers of the Partnership, and other sources believed by us to be responsible, and we have assumed that the Indentures will be duly authorized, executed, and delivered by the respective trustees thereunder, an assumption which we have not independently verified.

It is understood that this opinion is to be used only in connection with the offer and sale of Securities while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion as an exhibit to the Registration Statement, and we hereby consent thereto. We hereby consent to the filing of this opinion as part of the Registration Statement and the reference to this firm in the section of the Registration Statement entitled “Legal Matters.” This consent is not to be construed as an admission that we are a party whose consent is required to be filed as part of the Registration Statement under the provisions of the Securities Act.

Very truly yours,

Reeder & Simpson P.C.

By:	/s/ REEDER & SIMPSON P.C.